SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)   August 26, 1998
                                                         ---------------

VACU-DRY COMPANY
-------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

                                   California

-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation

          01912                                    94-1069729
------------------------              ------------------------------------
(Commission File Number)              (I.R.S. Employer Identification No.)

  7765 Healdsburg Avenue, Sebastopol, California      95472
-------------------------------------------------------------------------------
    (Address of Principal Executive Offices)       (Zip Code)

                                 (707) 829-4600
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

The Registrant submits this Form 8-K/A in order to supply the financial statements and schedules with respect to the Registrant's acquisition of substantially all of the assets of Made In Nature, Inc. (Made In Nature) on June 11, 1998. Such assets consisted principally of inventory, accounts receivable, trademarks and contract rights. The consideration for the purchase consisted of cash of $336,000, the assumption of certain liabilities in an amount yet to be determined and the issuance of five year warrants to purchase 112,000 shares of the Registrant's common stock at $8.00 per share. The cash required to consummate the transaction was provided pursaunt to a credit facility from Wells Fargo Bank, N.A. The information should be read in conjunction with the Registrant's Form 8-K filed with the Commission on June 22, 1998.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements of Made In Nature, Inc.

     Report of Independent Auditors

     Balance Sheets at December 31, 1997 and 1996

     Statements of Revenues and Expenses for the Year ended December 31, 1997 and for the periods from April 8, 1996 to December 31, 1996 and from January 1, 1996 to April 7, 1996.

     Statements of Changes in Shareholders' Deficit for the Year Ended December 31, 1997 and for the periods from April 8, 1996 to December 31, 1996 and from January 1, 1996 to April 7, 1996

     Statements of Cash Flows for the Years Ended December 31, 1997 and for the periods from April 8, 1996 to December 31, 1996 and from January 1,
     1996 to April 7, 1996.

     Notes to Financial Statements

(b)  Unaudited Pro Forma Financial data for Vacu-dry Company and Subsidiary

     Unaudited Pro Forma Financial Data

     Unaudited Balance Sheet - March 31, 1998

     Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended March 31, 1998

     Unaudited Pro Forma Consolidated Statement of Operations

     Notes to Pro Forma Statements

(c)  Exhibits

     EXHIBIT 7.1  Consent of Independent Accountant

(a)  FINANCIAL STATEMENTS OF MADE IN NATURE, INC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Made In Nature, Inc.:

We have audited the accompanying balance sheets of Made in Nature, Inc. (a California corporation) as of December 31, 1997 and 1996, and the related statements of revenues and expenses, changes in shareholders' deficit and cash flows for the year ended December 31, 1997 and for the periods from April 8, 1996 to December 31, 1996 for the successor company and from January 1, 1996 to April 7, 1996 for the predecessor company. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Made in Nature, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the periods from April 8, 1996 to December 31, 1996 for the successor company and from January 1, 1996 to April 7, 1996 for the predecessor company in conformity with generally accepted accounting principles.




San Francisco, California,
   July 28, 1998

                              MADE IN NATURE, INC.

                   BALANCE SHEETS--DECEMBER 31, 1997 AND 1996



                                                 1997             1996
                                            ----------------- ----------------
                    ASSETS

CURRENT ASSETS:
   Cash                                     $      13,590     $         894
   Accounts receivable, less allowances for       396,063           295,679
     uncollectible accounts of $10,000 and
     $24,600 in 1997 and 1996, respectively
   Inventories                                    585,723         2,382,696
   Prepaid expenses                                71,142            20,015
                                            ----------------- ----------------

                Total current assets            1,066,518         2,699,284

PROPERTY AND EQUIPMENT, net                        79,081            65,282

GOODWILL, less accumulated
   amortization of $31,814 and $13,319
   in 1997 and 1996, respectively                 240,872           259,367
                                            ================= ================

                Total assets                $   1,386,471     $   3,023,933
                                            ================= ================

   LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Current maturities of long-term debt     $     295,108     $           0
   Accounts payable                             1,617,368         1,811,611
   Accrued payroll and related liabilities         27,207            15,617
   Accrued interest                               100,993                 0
   Customer deposits                            1,048,063           929,840
                                            ----------------- ----------------

   Total current liabilities                    3,088,739         2,757,068
                                            ----------------- ----------------

LONG-TERM DEBT, net of current maturities       1,327,986         1,593,170
                                            ----------------- ----------------

SHAREHOLDERS' DEFICIT:
   Common stock, no par value:
     Authorized shares--1,000
     Issued and outstanding shares--1,000               0                 0
   Retained deficit                            (3,030,254)       (1,326,305)
                                            ----------------- ----------------

   Total shareholders' deficit                 (3,030,254)       (1,326,305)
                                            ----------------- ----------------

   Total liabilities and shareholders'
   deficit                                  $   1,386,471     $   3,023,933
                                            ================= ================



The accompanying  notes  are an  integral  part of these statements.

                              MADE IN NATURE, INC.

                       STATEMENTS OF REVENUES AND EXPENSES



                                        Successor                 Predecessor
                          ----------------------------------- -----------------
                                                                 Period from
                            Year Ended        Period from          January 1,
                          December 31,     April 8, 1996, to       1996, to
                              1997         December 31, 1996    April 7, 1996
                          --------------- ------------------- -----------------

NET SALES                   $ 5,058,767        $ 3,319,141        $2,514,428

COST OF SALES                 4,952,584          3,267,689         2,249,733
                          --------------- ------------------- -----------------

  Gross margin                  106,183             51,452           264,695

SELLING, GENERAL,AND
 ADMINISTRATIVE EXPENSES      1,660,297          1,279,917           524,421
                          --------------- ------------------- -----------------

  Operating loss             (1,554,114)        (1,228,465)         (259,726)

INTEREST EXPENSE                149,035             97,040                 0
                          --------------- ------------------- -----------------

  Loss before provision
  for income taxes           (1,703,149)        (1,325,505)         (259,726)

PROVISION FOR INCOME
 TAXES                              800                800                 0
                          =============== =================== =================

  Net loss                  $(1,703,949)       $(1,326,305)       $ (259,726)
                          =============== =================== =================



The accompanying notes are an integral part of these statements.

                              MADE IN NATURE, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT



                            Common Stock                           Total
                     ------------------------------------------------------------------------
                                              Additional
                      Number                    Paid-In       Retained       Shareholders'
                      of Shares     Amount      Capital       Earnings          Equity
                                                              (Deficit)        (Deficit)
                     ------------ ----------- ------------ ----------------- ----------------

PREDECESSOR BALANCE,
  JANUARY 1, 1996     1,000       $1,000      $ 3,648,556   $(1,680,782)    $1,968,774

     Net loss             0            0                0    (  259,726)      (259,726)
                     ------------------------------------------------------------------------

PREDECESSOR BALANCE,
  APRIL 7, 1996       1,000        1,000        3,648,556    (1,940,508)     1,709,048

  Eliminate predecessor'S
  deficit                 0       (1,000)      (3,648,556)    1,940,508     (1,709,048)
                     ------------------------------------------------------------------------

BALANCE, APRIL 8,
  1996                1,000            0                0             0              0

  Net loss                0            0                0    (1,326,305)     (1,326,305)
                     ------------------------------------------------------------------------

BALANCE,
 DECEMBER 31, 1996    1,000            0                0    (1,326,305)     (1,326,305)

  Net loss                0            0                0    (1,703,949)     (1,703,949)
                     ========================================================================

BALANCE,
 DECEMBER 31, 1997    1,000          $ 0       $        0   $(3,030,254)    $(3,030,254)

                     ========================================================================


The accompanying  notes  are an  integral  part of these statements.

                              MADE IN NATURE, INC.

                            STATEMENTS OF CASH FLOWS



                                     Successor                Predecessor
                            ----------------------------------------------------
                             Year Ended      Period from        Period from
                             December 31,  April 8, 1996, to  January 1, 1996,
                                1997       December 31, 1996  to April 7, 1996
                            ----------------------------------------------------

CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss
                             $(1,703,949)     $ (1,326,305)      $(259,726)

  Adjustments to reconcile
  net loss to net cash
  provided by (used for)
  operating activities:
   Depreciation and
   amortization expense           35,232            24,336          17,149
   Changes in assets and
   liabilities:
    Decrease (increase) in
    accounts receivable, net    (100,384)          631,127          55,555
    Decrease (increase)in
    inventories                 1,796,973        (1,598,615)        122,904
    Increase in prepaid
    expenses                     (51,127)          (10,171)         (2,093)
    Increase (decrease) in
    accounts payable            (194,243)         1,235,703        268,163
    Increase (decrease)
    accrued payroll and
    related liabilities           11,590              (640)            124
    Increase in accrued
    interest                     100,993                 0               0
                            ----------------------------------------------------

      Net cash provided by
     (used for) operating
     activities                 (104,915)         (1,044,565)      202,076
                            ----------------------------------------------------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Capital expenditures            (30,536)            (28,643)             0
                            ----------------------------------------------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Increase in customer
   deposits, net                 118,223             929,840             0
  Borrowings on notes
   payable                        29,924              93,170             0
  (Decrease) in payable to
   related parties                     0                   0       (90,478)
                            ----------------------------------------------------

  Net cash provided by
  (used for)financing
  activities                     148,147           1,023,010       (90,478)
                            ----------------------------------------------------

NET INCREASE (DECREASE)
 IN CASH                          12,696           (50,198)        111,598

CASH (OVERDRAFT) AT
 BEGINNING OF PERIOD                 894            51,092         (60,506)
                            ====================================================

CASH AT END OF PERIOD        $    13,590      $        894       $  51,092
                            ====================================================

SUPPLEMENTAL DATA:
 Cash paid for interest      $    48,042      $          0      $        0
 Cash paid for income taxes          800                 0               0

Supplemental disclosure of
non-cash activities
 Liabilities assumed and
 debt issued in connection
 with acquisition                      0         2,106,290               0


The accompanying  notes  are an  integral  part of these statements.

                              MADE IN NATURE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



1.   NATURE OF OPERATIONS AND SUMMARY OF
     SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements have been prepared assuming that Made in Nature, Inc. (the Company or the Successor Company) will continue as a going concern due to the acquisition of the Company subsequent to year-end.

The Company is engaged in the business of marketing certified organic, dried packaged foods, and organic beverages under its proprietary registered trademark "Made in Nature" brand through direct marketing and licensing agreements. The predecessor Company, which operated as a Dole Foods subsidiary (Dole Foods or the Predecessor Company) and was acquired by the current owners on April 8, 1996, in exchange for debt.

The acquisition of the Company from Dole Foods was accounted for as a purchase. The excess of purchase price over the estimated fair market value of net assets acquired was allocated to goodwill.

The financial statements include the results of the Predecessor Company from January 1, 1996, to April 7, 1996. The financial results of the Successor Company are presented for the period from April 8, 1996, to December 31, 1996, and for calendar year 1997.

The Company competes in a single industry segment within the food industry. The organic food industry in the United States is comparatively small, with only a few organizations engaged in the marketing of organic dried fruits and juices.

Concentration of Customers and Suppliers

During 1997, the Company had three major customers that accounted for 51 percent of total sales. From April 8, 1996, to December 31, 1996, one of these customers accounted for 15 percent of total sales.

Three vendors accounted for 50 percent of purchases for the period from April 8, 1996 to December 31, 1996. No vendor accounted for more than 10 percent of purchaes during the year ended December 31, 1997.

Inventories

The Company's inventories consist of organic juice and dried fruit products and packaging and supplies. Inventories are valued at the lower of cost (first-in, first-out method) or market. For the period from April 8, 1996 to December 31, 1996, provisions of $461,000 have been made to reduce excess and obsolete inventories to their net realizable value.

Property and Equipment

Property and equipment acquired on April 8, 1996, were recorded at estimated fair value as of that date. Subsequent additions are recorded at cost. These assets are depreciated on a straight-line basis over a the following estimated useful lives:

Packaging equipment                       5 years
Furniture and fixtures                    5 years

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the statutory tax rate to the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities (see Note 5).

Deferred taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities and available tax credit carryforwards.

Goodwill

The Company amortizes goodwill on a straight-line basis over 15 years. The Predecessor Company amortized goodwill on a straight-line basis over 40 years. Amortization expense for the year ended December 31, 1997, for the period from April 8, 1996, to December 31, 1996, and for the period from January 1, 1996, to April 7, 1996, was $18,495, $13,319 and $16,270, respectively.

Revenue

The Company recognizes revenue upon shipment of the product.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  ACQUISITION OF MADE IN NATURE, INC.:

On April 8, 1996, Made In Nature, Inc. was acquired from Dole Foods in exchange for a $1,500,000 note payable to Dole Foods. The acquisition was accounted for as a purchase. The excess of the purchase price over the estimated fair value of assets assumed of $268,000 was recorded as goodwill and is amortized on a straight-line basis over 15 years. The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

          Assets:
            Current assets                          $1,819,000
            Property and equipment                      14,000
            Other assets                                 5,000
                                                    ----------
                       Total assets                  1,838,000

          Liabilities:  other current liabilities      606,000
                                                    ----------
            Net assets acquired                      1,232,000
                                                    ==========
Goodwill is calculated as follows:
          Payable to Dole                           $1,500,000
            Less:  Net assets acquired               1,232,000
                                                    ----------
          Goodwill                                  $  268,000
                                                    ==========

3.  PROPERTY EQUIPMENT:

Property and equipment consist of the following:

                                                   1997          1996
                                               ------------- -------------

Packaging equipment                            $  100,799    $   70,263
Furniture and fixtures                              6,038         6,038
                                               ------------- -------------
  Total property and equipment                    106,837        76,301
Accumulated depreciation                          (27,756)      (11,019)
                                               ------------- -------------
  Property and equipment, net                  $   79,081    $   65,282
                                               ============= =============


Depreciation expense for the year ended December 31, 1997, for the period from April 8, 1996, to December 31, 1996, and for the period from January 1, 1996, to April 7, 1996, was $16,737, $11,019, and $4,107, respectively.

4. LONG-TERM DEBT:

Long-term debt consists of the following:

                                                   1997            1996
                                               --------------- ---------------

Note payable to Dole Foods: interest at 8.0 percent; interest through March 31, 1997, added to principal; subsequent interest due quarterly commencing July 1, 1997, with principal due in semiannual installments of $147,554 from April 1, 1998 to 2003, secured by the Company
brand name                                   $ 1,623,094       $ 1,593,170
  Less: Current maturities                      (295,108)                0
                                             ---------------  ---------------
                      Long-term debt         $ 1,327,986       $ 1,593,170
                                             =============== ================

Maturities of long-term debt are as follows:

                      Year Ending
                      December 31
                      -----------
                         1998             $     295,108
                         1999                   295,108
                         2000                   295,108
                         2001                   295,108
                         2002                   295,108
                     Thereafter                 147,554
                                          -------------
                              Total       $   1,623,094
                                          =============


5.  INCOME TAXES:

Under SFAS No. 109, deferred taxes are recorded for differences in the timing of the recognition of revenues and expenses for financial reporting and income tax purposes. Deferred taxes result primarily from the accounting for depreciation and reserves for accounts receivable and inventories.

Provision for income taxes for the year ended December 31, 1997 and for the period from April 8, 1996 to December 31, 1996 consist of California minimum taxes.

Due to the subsequent sale of the Company, no tax benefit was allocated to the Company from Dole Foods during the period from January 1, 1996 to April 7, 1996. Accordingly, provision for income taxes is zero during this period.

The Company has U.S. federal and California net operating loss carryforwards available at December 31, 1997, of approximately $3,200,000 and $1,600,000, respectively, that expire in 2011 and 2012.

A deferred tax asset is recognized for all deductible temporary differences and operating loss and tax credit carryforwards. A valuation allowance is recognized if it is more likely than not that some portion or all of the deferred tax asset will not be recognized.

Deferred tax assets consist of the following as of December 31, 1997 and 1996:

                                                   1997            1996
                                              ---------------- --------------

Deferred tax assets:
   Inventory reserves                         $     141,000      $ 321,000
   Allowance for uncollectible accounts               4,000         10,000
Net operating loss carryforwards                  1,186,000        376,000
                                              ---------------- --------------
                                                  1,331,000        707,000
Less:  Valuation allowance                       (1,331,000)      (707,000)
                                              ================ ==============
                Net deferred tax asset        $           0    $         0
                                              ================ ==============

6.  COMMITMENTS:

The Company has purchase agreements with certain growers and processors to provide the Company with products and services to be used in its normal operations. The aggregate purchase commitment as of December 31, 1997, under these agreements was approximately $4,879,000. Most of the agreements provide for multiple-year future purchases at fixed prices.

The Company has pledged its accounts receivable, inventory, and cash to a customer to secure the advance customer deposit payments made to the Company. Customer deposits have been presented on the balance sheets equivalent to the cash received less any reductions in liability for shipments made to the customer. All unapplied amounts bear interest at 3 percent annually.

The Company leases office space on a month-to-month basis and various other equipment under operating lease agreements. Minimum future rental commitments under equipment operating leases with terms greater than one year at December 31, 1997, are as follows:

                           Year Ending
                           December 31
                           ------------
                              1998                  $2,808
                              1999                   2,808
                                                    ------
                                  Total             $5,616
                                                    ======

Rental expense under operating leases for the year ended December 31, 1997, for the period from April 8, 1996, to December 31, 1996, and for the period from January 1, 1996 to April 7, 1996, was $43,032, $32,976, and $19,655,
respectively.

7.  SUBSEQUENT EVENTS AND TRANSACTIONS:

On June 11, 1998, the Company entered into an agreement to sell all of the Company's assets and certain liabilities to a dried-fruit processor for $336,000 in cash plus warrants to purchase 112,000 shares of the acquirer's common stock over the next five years. The exercise price of the warrants was equal to the acquirer's stock price on the acquisition date. In addition, prior to this transaction, the Company negotiated or is in process of finalizing negotiations for certain reductions of approximately $410,000 in accounts payable as well as a reduction in the note payable to Dole Foods and accrued interest thereon to $500,000. Also, in connection with this transaction, the customer that the Company owed $1,048,000 for customer deposits as of December 31, 1997 forgave a portion of this liability and converted the remaining $517,000 into a 15 percent equity interest in the new company. This transaction was completed on June 11, 1998.

(b)  PRO FORMA FINANCIAL STATEMENTS FOR VACU-DRY COMPANY

                       UNAUDITED PRO FORMA FINANCIAL DATA



The following unaudited pro forma consolidated balance sheet as of March 31, 1998, gives effect to the Made In Nature, Inc. (Made In Nature) acquisition as if the acquisition occurred on March 31, 1998. The following unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1998, and for the year ended June 30, 1997, give effect to the Made In Nature acquisition as if the acquisition occurred on July 1, 1996.

Made In Nature operates on a calendar year-end. The unaudited pro forma consolidated statement of operations for the nine months ended March 31, 1998, and for the year ended June 30, 1997, include the accounts of Made In Nature for the nine months ended March 31, 1998, and for the year ended March 31, 1997, respectively. Due to the differences in year-ends, the accounts of Made In Nature for the three months ended June 30, 1997, have not been incorporated into the pro forma statements of operations. Sales and net income (loss) for the three months ended June 30, 1997, were $937,000 and $(277,000), respectively.

The unaudited pro forma financial data are based on the unaudited historical financial statements for Vacu-dry Company (Vacu-dry) and Made In Nature and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma financial statements referred to above do not purport to represent what the Company's results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future period. The pro forma adjustments are based on currently available information and upon certain assumptions that management believes are reasonable under the circumstances.

                         VACU-DRY COMPANY AND SUBSIDIARY

                     UNAUDITED BALANCE SHEET-MARCH 31, 1998


                                                                                 Unaudited
                                                    ---------------------------------------------------------------------
                                                                        Made In        Pro Forma            Pro Forma

                                                       Vacu-dry         Nature        Adjustments         Consolidated
                                                    ---------------------------------------------------------------------

                      ASSETS
CURRENT ASSETS:
   Cash                                              $    194,000    $     59,000    $          0         $    253,000
   Accounts receivable, net                             2,570,000         685,000               0            3,255,000
   Other receivables                                       16,000               0               0               16,000
   Inventories, net                                     7,853,000         594,000               0            8,447,000
   Prepaid expenses                                        17,000          89,000               0              106,000
   Current deferred taxes                                 240,000               0         109,000   (a)        349,000
                                                    ---------------------------------------------------------------------
                Total current assets                   10,890,000       1,427,000         109,000           12,426,000
LONG-TERM ASSETS:
   Net property, plant, and equipment                   6,665,000          80,000               0            6,745,000
   Intangibles, net                                             0         342,000       2,225,000   (g)      2,567,000
                                                    =====================================================================
                Total assets                         $ 17,555,000    $  1,849,000    $  2,334,000         $ 21,738,000
                                                    =====================================================================

                  LIABILITIES AND
               SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Borrowings under line of credit                   $    750,000    $          0    $          0         $    750,000
   Current maturities of long-term debt                   595,000               0               0              595,000
   Accounts payable                                     1,369,000       1,741,000        (410,000)  (b)      2,700,000
   Accrued payroll and related liabilities                761,000          41,000               0              802,000
   Accrued interest                                             0         255,000        (255,000)  (c)              0
   Accrued expenses                                       318,000         214,000         100,000   (d)        632,000
   Payable to related party                                     0       1,303,000      (1,303,000)  (e)              0
   Payable to seller                                            0               0         336,000   (f)        336,000
   Income taxes payable                                    30,000               0               0               30,000
                                                    ---------------------------------------------------------------------
                Total current liabilities               3,823,000       3,554,000      (1,532,000)           5,845,000
                                                    ---------------------------------------------------------------------
LONG-TERM LIABILITIES:
   Borrowings under line of credit                      1,850,000               0               0            1,850,000
   Long-term debt net of current maturities             2,185,000       1,500,000      (1,000,000)  (c)      2,685,000
                                                    ---------------------------------------------------------------------
                Total long-term liabilities             4,035,000       1,500,000      (1,000,000)           4,535,000
                                                    ---------------------------------------------------------------------
   Deferred income taxes                                  826,000               0               0              826,000
                                                    ---------------------------------------------------------------------
   Minority interest                                            0               0         517,000   (e)        517,000
                                                    ---------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
   Capital stock                                        2,826,000               0               0            2,826,000
   Paid in capital:  warrants                                   0               0         446,000   (f)        446,000
   Retained earnings                                    6,045,000      (3,205,000)      3,903,000            6,743,000
                                                    ---------------------------------------------------------------------
                Total shareholders' equity              8,871,000      (3,205,000)      4,349,000           10,015,000
                                                    ---------------------------------------------------------------------
                Total liabilities and
                  shareholders' equity               $ 17,555,000    $  1,849,000    $  2,334,000         $ 21,738,000
                                                    =====================================================================




                         VACU-DRY COMPANY AND SUBSIDIARY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998



                                                                       Unaudited
                               ------------------------------------------------------------------------------------------
                                                                    Consolidated
                                                                  before Pro Forma    Pro Forma            Pro Forma
                                   Vacu-dry       Made In Nature     Adjustments     Adjustments         Consolidated
                               ------------------------------------------------------------------------------------------

REVENUES:
   Net sales                     $19,897,000       $ 3,980,000       $ 23,877,000    $        0          $ 23,877,000
   Other                             342,000                 0            342,000             0               342,000
                               ------------------------------------------------------------------------------------------

            Total revenues        20,239,000         3,980,000         24,219,000             0            24,219,000
                               ------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
   Cost of sales                  16,465,000         3,822,000         20,287,000             0            20,287,000
   Selling, general, and
     administrative                2,270,000         1,420,000          3,690,000        96,000   (h)       3,786,000
   Interest                          215,000            54,000            269,000             0               269,000
                               ------------------------------------------------------------------------------------------

            Total costs and
              expenses            18,950,000         5,296,000         24,246,000        96,000            24,342,000
                               ------------------------------------------------------------------------------------------


EARNINGS (LOSS) BEFORE
   PROVISION FOR INCOME TAXES
                                   1,289,000        (1,316,000)           (27,000)      (96,000)             (123,000)

     Provision (benefit) for
       income taxes                  438,000             1,000            439,000      (479,000)  (i)         (40,000)
                               ==========================================================================================

            Net earning (loss)
                                 $   851,000       $(1,317,000)      $   (466,000)   $  383,000          $    (83,000)
                               ==========================================================================================


                         VACU-DRY COMPANY AND SUBSIDIARY

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                                                                            Unaudited
                                              ---------------------------------------------------------------------------
                                               Made In Nature     Consolidated for                         Pro Forma
                               Vacu-dry for    for the Period    the Twelve Months                        Consolidated
                                the Twelve      from April 8,     Ended March 31,                        for the Twelve
                               Months Ended       1996, to        1997, before Pro     Pro Forma          Months Ended
                              June 30, 1997    March 31, 1997    Forma Adjustments    Adjustments        June 30, 1997
                             --------------------------------------------------------------------------------------------

REVENUES:
   Net sales                   $23,798,000      $ 4,899,000         $  28,697,000     $        0          $ 28,697,000
   Other                           635,000                0               635,000              0               635,000
                             --------------------------------------------------------------------------------------------

            Total revenues      24,433,000        4,899,000            29,332,000              0            29,332,000
                             --------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
   Cost of sales                21,258,000        4,814,000            26,072,000              0            26,072,000
   Selling, general, and
     administrative              2,154,000        1,593,000             3,747,000        128,000   (h)       3,875,000
   Interest                        272,000          222,000               494,000              0               494,000
                             --------------------------------------------------------------------------------------------

            Total costs and
              expenses          23,684,000        6,629,000            30,313,000        128,000            30,441,000
                             --------------------------------------------------------------------------------------------


EARNINGS (LOSS) BEFORE
   PROVISION FOR INCOME
   TAXES                           749,000       (1,730,000)             (981,000)      (128,000)           (1,109,000)

     Provision (benefit)
       for income taxes            232,000            1,000               233,000       (575,000)  (i)        (342,000)
                             ============================================================================================
            Net earning
              (loss)
                               $   517,000      $(1,731,000)        $  (1,214,000)    $  447,000          $   (767,000)
                             ============================================================================================



                          NOTES TO PRO FORMA STATEMENTS



(a) Adjustment of $109,000 to reflect deferred tax assets resulting from inventory and accounts receivable reserves that are not deductible for tax purposes until realized. Prior to the acquisition of Made In Nature, a valuation allowance was recorded against the deferred tax asset due to uncertainties regarding realization.

(b) Reflects actual and estimated reductions in accounts payable that have occurred or are under negotiation with vendors. These amounts will be revised as additional information is obtained.

(c)    Reflects the forgiveness of notes payable from a related party.

(d)    Reflects accrual for acquisition costs.

(e) Reflects the forgiveness of a portion of a Made In Nature creditor's customer deposits and other payables and conversion of the remaining balance into 15 percent equity in Made In Nature.

(f) Reflects the cash payment due to the seller and 112,000 warrants issued for the acquisition of Made In Nature.

(g) Adjustment of $2,225,000 to reflect excess of purchase price over estimated fair value of the net assets acquired.

(h) Adjustment to reflect goodwill amortization. The Company amortizes goodwill on a straight-line basis over its estimated useful life of 20 years.

(i) Adjustment to record benefit for income taxes. Prior to the acquisition of Made In Nature, a valuation allowance was recorded against all tax assets due to uncertainties regarding realization. After the acquisition, Vacu-dry and Made In Nature will file consolidated tax returns. If the acquisition had taken place on July 1, 1996, losses incurred by Made In Nature could have been offset against income of Vacu-dry and Vacu-dry's available tax carrybacks. Accordingly, a tax benefit has been recognized in the unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1998, and for the year ended July 30, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VACU-DRY COMPANY

                                    By: /s/ Thomas R. Eakin

                                       --------------------------------------
Date:  August 26, 1998                    Thomas R. Eakin
                                    Its:  Vice President - Finance and Chief
                                          Financial Officer

(c)  EXHIBITS
EXHIBIT 7.1

                        CONSENT OF INDEPENDENT ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation in this form 8-K/A of our report on Made In Nature, Inc. dated July 28, 1998 included in this filing under Commission file No. 01912. It should be noted that we have not audited any financial statements subsequent to December 31, 1997.

ARTHUR ANDERSEN LLP
AUGUST 25, 1998